UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 14, 2012 (Date of earliest event reported:  September 14, 2012)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.07.   Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Stockholders on September 14, 2012, the stockholders (1) elected all three of the Company’s nominees for director; (2) ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2013; and (3) did not approve, on an advisory basis, the compensation paid to the Company's named executive officers.

Shares were voted on these proposals as follows:

Proposals 1. The stockholders elected the following three directors to hold office as noted below (or until their respective successors are elected and qualified).

	Nominees	For	Withheld	Broker NonVote
(a)	Mitchell I. Quain	18,590,596	2,494,063	483,072
(b)	Alan B. Levine	18,880,250	2,204,409	483,072
(b)	Richard R. Crowell	18,880,350	2,204,309	483,072

(a) to hold office in Class I for a one year term until the Company’s 2013 Annual General Meeting of Stockholders.

(b) to hold office in Class II for a three year term until the Company’s 2015 Annual General Meeting of Stockholders:

Proposal 2. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2012:

For	Against	Abstain	Broker Non Vote
21,564,825	1,036	1,870	0

Proposal 3. The stockholders did not approve, on an advisory basis, the compensation paid to the Company's named executive officers.

For	Against	Abstain	Broker Non Vote
5,982,692	14,252,759	849,208	483,072

In light of this vote, and consistent with the Company’s recommendation as described in its 2012 proxy statement, the Company’s Compensation Committee will consider the stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 14, 2012

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary

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